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                                                                   Exhibit 10.20



                                CAERE CORPORATION
                               LICENSEE AGREEMENT

         THIS LICENSEE AGREEMENT (the "Agreement") is made and entered into this 10th day of September, 1996 ("Effective Date"), by and between CAERE CORPORATION, a Delaware corporation having its principal office at 100 Cooper Court, Los Gatos, California 95030 ("CAERE"), and Kofax Image Products a California corporation having its principal office at 3 Jenner Street, Irvine, California 92718 ("Licensee").

         WHEREAS CAERE possesses certain ownership interests in proprietary software and desires to license such software to Licensee under the terms of this Agreement; and

         WHEREAS Licensee desires to license such software from CAERE and incorporate such software into certain Licensee hardware and/or software products and distribute such CAERE software as incorporated into Licensee's products;

         Now THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.       Definitions

         1.1 For purposes of this Agreement:

             (a) CUSTOMER. "Customer" shall mean the resellers, value added resellers, original equipment manufacturers, integrators and distributors to whom Licensee distributes Final Products for further distribution to End Users.

             (b) DOCUMENTATION. "Documentation" shall mean CAERE's standard user manuals and other written and graphic materials related to the Products.

             (c) END USER. "End User" shall mean a third party who acquires Final Products from Licensee for its own internal use other than distribution and resale and who is granted a sublicense to the Products by Licensee pursuant to the terms of this Agreement.

             (d) FINAL PRODUCTS. "Final Products" shall mean the Products and the Licensee Products bundled together into a single package or the Products incorporated into or installed onto the Licensee Products as a single unit or system, which is intended to be sold and sublicensed to End Users for a single price.

             (e) LICENSEE PRODUCTS. "Licensee Products" shall mean Licensee's hardware and/or software products as set forth in Exhibit A which add substantial value to the Products.

             (f) PRODUCTS. "Products" shall mean only those CAERE products in object code form as described in Exhibit B.





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                                                          CONFIDENTIAL TREATMENT
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         (f) TERRITORY. "Territory" shall mean worldwide.

2.       RIGHTS AND RESTRICTIONS

         2.1 COPYRIGHT LICENSE. Subject to the terms of this Agreement, CAERE hereby grants to Licensee, and Licensee accepts, the non-exclusive, non-transferable, royalty bearing right under CAERE's copyrights to reproduce the Products and distribute the Products, during the term of this Agreement, to End Users in the Territory through Licensee's normal chains of distribution, provided that the Products are bundled and used only with LICENSEE Products as Final Products, and provided FURTHER that LICENSEE does not bundle or use, nor does it allow a third party to bundle or use, the Licensee Products in any way that directly or indirectly, (i) utilize the OCR functionality of the Products or (ii) make calls to CAERE's OCR engine, without CAERE's prior written consent. LICENSEE acknowledges that LICENSEE has not been granted the right to sublicense its right to reproduce the Products.

         2.2 PATENT LICENSE. Subject to the terms of this Agreement, CAERE hereby grants to LICENSEE, and LICENSEE hereby accepts, the non-exclusive, non-transferable, royalty bearing license under CAERE's patents to make the Products and SELL the Products, during the term of this Agreement, to End Users in the Territory through LICENSEE's normal chains of distribution, provided that the Products are bundled with LICENSEE Products for use only as Final Products, and provided further that LICENSEE does not bundle or use, nor does it allow third parties to bundle or use, the Licensee Products in any way that directly or indirectly, (i) utilize the OCR functionality of the Products or (ii) make calls to CAERE's OCR engine, without CAERE's prior written notice. LICENSEE acknowledges that LICENSEE has not been granted the right to sublicense its right to make the Products.

         2.3 RESTRICTIONS. Licensee acknowledges and agrees that the Products contain CAERE's proprietary information and in order to protect such information, Licensee shall not, nor shall it allow a third party to, decompile, reverse engineer, disassemble or otherwise reduce the Products to a humanly perceivable form. Licensee agrees to execute a customer agreement with End Users to whom Products are sublicensed, which provisions shall be no less restrictive than the provisions contained in CAERE's standard software license set forth in Exhibit C. There are no implied licenses under this Agreement, and any rights not expressly granted to Licensee hereunder are reserved by CAERE.

         2.4 REPRODUCTION

             (a) SOFTWARE. CAERE will provide Licensee with one master copy of each Product in machine readable object code in the languages enumerated in Exhibit B. Licensee will, at Licensee's sole cost: (i) make copies of the Products exactly in accordance with any specifications provided by CAERE, unless and except as otherwise agreed to in writing by CAERE; (ii) supply media on which such copies will be made; and (iii) as applicable, manufacture and apply on the disks pre-approved disk labels. Licensee shall not localize, alter, modify, or change any Product or its package. CAERE is under no obligation to provide Licensee with any new products or version of the Products under this Agreement. Licensee expressly agrees that all copies made under this Section will be made only for sublicense pursuant to Section 2.1 and 2.2.



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             (b) DOCUMENTATION. Subject to the terms of this Agreement, CAERE grants to Licensee the non-exclusive, nontransferable right to use, reproduce and distribute the Documentation solely in conjunction with the sublicense of the Final Products. CAERE will provide Licensee with one master copy of each item of the Documentation in the languages enumerated in Exhibit B, in both hard copy and machine readable text. At Licensee's sole expense, Licensee will make copies of the Documentation without any modification. Licensee will make only the number of copies of the Documentation necessary for the purposes of this Agreement.

3. DELIVERY, TESTING OF PRODUCTS. To assure that the Products reproduced by Licensee meet Caere's quality standards, Licensee shall provide Caere with a sample of the Final Product in the form in which Licensee proposes to distribute the Final Product prior to any distribution of the Final Product by Licensee. Caere shall have a period of 10 business days after receipt of the media to test the Final Product to determine whether it meets Caere's quality standards as well as to review the placement of any required copyright, patent and trademark notices. If Caere for any reason in its sole discretion finds that the Final Product as reproduced does not meet its quality standards or that the notices are not properly displayed, Caere shall notify Licensee of the deficiency and Licensee shall correct such deficiency to Caere's satisfaction before distributing or selling the Final Product. In no event shall any failure by Caere to notify Licensee of any such deficiency constitute a waiver of any rights of Caere under this Agreement or the grant of any warranty in excess of that expressly provided herein. In addition, at Caere's request during the term of the Agreement, Licensee shall provide Caere with a sample of the Final Product in the form in which Licensee is distributing the Final Product for Caere's use in on-going quality control testing. If Caere for any reason in its sole discretion finds that the Product does not meet its quality standards or that proprietary notices are not properly displayed; Caere shall notify Licensee of the deficiency and Licensee shall cease distribution of the Final Product until such time as the deficiency is remedied to Caere's satisfaction.

4.      ROYALTIES AND STATEMENTS.

         4.1 ROYALTY PAYMENTS. Subject to Section 4.2, Licensee agrees to pay to Caere royalties, in U.S. Dollars and as set forth in Exhibit D, based on the number of copies of the Products distributed by or on behalf of Licensee. Royalty payments shall be credited first against any prepaid royalties; after the prepaid royalties have been fully credited, Licensee shall pay royalties directly to CAERE as set forth in Section 4.4.

         4.2 PREPAID ROYALTIES. Upon the execution of this Agreement, Licensee agrees to pay the prepaid royalty amount set forth on Exhibit D.

         4.3 FORECASTS. On the first day of each calendar month, Licensee will provide to CAERE a ninety (90) day rolling forecast of the number of Final Products Licensee intends to distribute.

         4.4 REPORTING. Within twenty (20) days following the end of each calendar quarter during the term of this Agreement, Licensee shall render to CAERE a statement showing in



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reasonable detail the number of copies of the Products and Evaluation Copies (as that term is defined in Exhibit D) made and the number of copies of the Products and Evaluation Copies distributed during such month. Such statement shall be accompanied by payment of the amounts then due.

         4.5 RECORDS AND INSPECTION RIGHTS. Licensee will keep and maintain, for a period of two (2) years, proper records and books of account relating to Licensee's marketing and distribution of the Products. CAERE may inspect such records to verify Licensee's statements. Any such inspection will be conducted only by independent public accountants during regular business hours at Licensee's offices in a manner that does not unreasonably interfere with Licensee's business activities. Such inspection shall be at CAERE's cost and expense; provided, however, if the audit reveals overdue payments in excess of five percent (5%) of the payments owed to date, Licensee shall pay the cost of such audit(s) and for each such audit CAERE may conduct another audit during the same twelve (12) month period. Licensee shall also immediately pay any overdue payments revealed by such audit(s) plus interest at the rate of the lesser of one and one half percent (1 1/2%) per month or the maximum then permitted by applicable law, from the due date until paid. Except as set forth above, such audits may be conducted no more than once in any twelve (12) month period. In the event that CAERE wishes to inspect such books and records, Licensee will make all relevant records available, including but not limited to all records relating to activities outside of the United States (whether such records were originally generated within or outside of the United States). In no event may CAERE commence an inspection of any statement later than two (2) years from the date of such statement.

         4.6 TAXES. Licensee's payments required under this Section 4 are exclusive of taxes except as provided herein, and Licensee agrees to bear and be solely responsible for the payment of all such taxes, other than taxes payable on CAERE's net income, including but not limited to all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with the use, manufacture or sale of the Products or the Final Products. Notwithstanding the foregoing, in the event Licensee is required to withhold taxes imposed upon CAERE for any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of a country in which the Final Products are sold, then such payments will be made by Licensee and deducted from Licensee's royalty obligations under this Agreement; provided, however, that Licensee will obtain and furnish CAERE with official tax receipts or other evidence of payment issued by the respective tax authorities, sufficient to enable CAERE to establish payment of such taxes in support of a claim for a credit against CAERE's United States tax liability.

         4.7 NOT FOR RESALE UNITS. Licensee will not owe any royalty for any copy of Products distributed free of charge for Licensee's or Resellers' marketing or promotional purposes or for Licensee's or Resellers' own internal and demonstration uses; provided, however, Licensee shall not distribute or use more than four hundred (400) copies of any such Products in any one year.

         4.8 ROYALTY ADJUSTMENTS. CAERE may not modify the royalty rates set forth in Exhibit D for the Products for the initial term of this Agreement.



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5.       PRICING.

         Licensee's prices for the Final Products will be at Licensee's sole discretion; however, Licensee agrees not to offer the Products as "free" software and shall only offer the Products for the single price offered for the Final Products.

6.       MARKETING.

         6.1 WEB LINKS. Licensee shall provide to CAERE, at no cost, a link from Licensee's home page on the Internet to CAERE's home page on the Internet and shall permit CAERE to establish, at no cost, a link from CAERE's home page to Licensee's home page.

7.       PRODUCT WARRANTY.

         7.1 WARRANTY. CAERE warrants to Licensee that, for a period of ninety
(90) days from the date of delivery to Licensee of the master disks, the Products will substantially perform the functions described in the Documentation for such version. CAERE DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND, EXCEPT AS PROVIDED FOR IN SECTION 13.1, FREEDOM FROM THIRD PARTY INFRINGEMENT CLAIMS. Licensee's sole remedy for failure of a Product to meet this warranty shall be limited to having CAERE undertake to correct documented nonconformances within a reasonable period of time.

         7.2 NO PASS THROUGH. Licensee will not pass through to End Users the warranty in Section 6.1 and shall make no other representations to End Users on behalf of CAERE. Licensee shall be solely responsible for providing support and warranty service to End Users for the Final Products. Licensee shall indicate to End Users that they must look solely to Licensee in connection with any problems, warranty claims, or other matters regarding the Products or Final Products. Licensee shall make no warranties to End Users on behalf of CAERE and agrees to indemnify and hold CAERE harmless from any third party claims based on warranties given in violation of this Agreement.

         7.3 EXCLUSIONS. This limited warranty does not cover loss or damage which: (i) occurs in shipment to or from Licensee, (ii) is due to improper installation or maintenance, misuse, neglect, or any cause other than ordinary commercial or industrial application; (iii) is due to adjustment, repair or modification by any person other than as authorized by CAERE; (iv) is due to storage or use in an improper environment, excessive or inadequate heating or air conditioning and electrical power failures, surges or other irregularities; or (v) is due to any statement about the Products other than as provided in this Agreement, unless confirmed in writing by an authorized corporate officer of CAERE.

         CAERE does not warrant that the Products will meet Licensee's requirements, that operation of the Products will be uninterrupted or error-free, or that all software errors will be



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corrected. CAERE is not responsible for problems caused by computer hardware or computer operating systems (including those making up Licensee Products) which are not compatible with the system specifications required to run the Products as set forth in the Product's user manual, or for problems in the interaction of the Products with non-CAERE software. CAERE does not warrant the Licensed Components; such software is sublicensed AS IS.

         7.4 BUG FIXES. For a period of one (1) year from the date of delivery, CAERE will provide to Licensee, at no charge, all bug fixes to the Products which CAERE makes generally available at no charge to its customers.

8.       LIMITATION OF LIABILITY.

         CAERE SHALL NOT BE LIABLE TO LICENSEE, END USERS OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER LICENSEE FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF DATA, OR OTHER TANGIBLE BUSINESS LOSS OR OTHER CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF CAERE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE LICENSES GRANTED HEREUNDER. LICENSEE'S, END USERS' OR ANY OTHER ENTITY'S SOLE AND EXCLUSIVE REMEDIES SHALL BE AS SET FORTH IN SECTIONS 7 AND 13.

         CAERE'S AGGREGATE LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY LICENSEE TO CAERE DURING THE TWELVE MONTH PERIOD PRECEDING THE DATE UPON WHICH A CLAIM FOR SUCH DAMAGE AROSE.

9.       LICENSEE'S OBLIGATIONS.

         9.1 TECHNICAL SUPPORT. Licensee shall provide a customer support telephone number accessible in each country in which Licensee distributes the Final Products. The telephone number need not be free of toll charges to users. During Licensee's customer support telephone hours (which shall be no less than Licensee's normal business hours), Licensee will provide customer and technical support to End Users. Licensee will include its customer support phone numbers and hours in the documentation distributed with the Final Products. If Licensee's personnel cannot answer an End User's question regarding the Products after using "reasonable efforts," such personnel may contact CAERE with such questions. "Reasonable efforts" include, at minimum, reviewing CAERE's written reference materials. CAERE may refer End Users who first call CAERE directly to Licensee for customer and technical support. CAERE shall not be obligated to provide any technical support to end users of Licensee Products with which Final Products have been integrated.

         9.2 MARKETING. Licensee will use its best efforts to market the Final Products. Licensee will retain and have available trained and specialized personnel sufficient to market the Final Products effectively and to assure End User satisfaction.



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         9.3 During the term of this Agreement, Licensee agrees to bundle and/or incorporate the Products with all Licensee Products listed on Exhibit A, which list may be amended by mutual consent of the parties.

10.      CAERE SUPPORT AND MAINTENANCE.

         10.1 TECHNICAL INFORMATION. CAERE will provide Licensee with technical information regarding the Products that CAERE provides to other similarly situated Product licensees. Upon Licensee's written request and at CAERE's discretion, CAERE may provide special documentation, customization and configuration of the Products at a fee mutually determined by the parties. At Licensee's reasonable request, CAERE will use commercially reasonable efforts to provide on-site technical assistance visits to Licensee at CAERE's then current applicable hourly rate (as of Effective Date,[*] per person hour), plus out-of-pocket travel and lodging expenses. CAERE is not responsible for the installation or field maintenance of the Products.

         10.2 TRAINING. CAERE may, at its discretion, offer training classes at CAERE's facility. The parties will mutually agree upon Licensee's personnel in attendance and any fees for such classes.

11.      TRADEMARKS; MARKINGS.

         11.1 TRADEMARKS AND TRADE NAMES. Subject to Section 11.3, CAERE hereby grants to Licensee the limited, nonexclusive right during the term of this Agreement to use the trademarks, trade names and other marketing names used by CAERE, a current list of which is set forth in Exhibit E hereto (the "Trademarks"), in connection with its advertising, promotion and marketing of the Product and in related product brochures and other materials. CAERE may from time to time attach other or additional Trademarks or names to Products. CAERE grants no rights other than expressly granted hereunder, and Licensee hereby agrees to and recognizes CAERE's exclusive ownership of such marks and names and the renown of CAERE's Trademarks and names worldwide. Licensee agrees not to take any action inconsistent with such ownership and further agrees to take any action, at CAERE's cost, including without limitation, the conduct of LEGAL proceedings, which CAERE deems necessary to establish and preserve CAERE's exclusive rights in and to its Trademarks and trade names.

         11.2 MARKINGS. Any reproduction of CAERE's Trademarks, logos, symbols and other identifying marks shall be true reproductions. Licensee will not remove or make or permit alterations to any labels or other identifying markings placed by CAERE on any Product or Documentation.

         11.3 USE OF CAERE'S MARKS AND NAMES. Licensee may use CAERE's Trademarks in Licensee's advertising and promotional materials subject to CAERE's prior written approval, which approval shall not be unreasonably withheld.

         11.4 USE OF LICENSEE'S NAMES. CAERE may use Licensee's name and the name of the Final Products in CAERE promotional literature and marketing materials, subject to Licensee's prior written approval, which approval shall not be unreasonably withheld.



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12.      CONFIDENTIALITY.

         12.1 CONFIDENTIAL INFORMATION. The term "Confidential Information" means any technical or non-technical information relating to CAERE, Licensee, the Products, Documentation and Licensee Products, such as product plans, costs, prices, names, finances, marketing plans, business opportunities, personnel and the like, which is disclosed by one party ("Disclosing Party") to the other party ("Receiving Party") in a written or other tangible form clearly marked "Confidential" or with a comparable legend. Oral or visual information shall not be considered Confidential Information unless it is designated confidential by Disclosing Party at the time of such oral or visual disclosure, and subsequently reduced to writing clearly marked "Confidential" or with a comparable legend, and sent to Receiving Party within thirty (30) days after such oral or visual disclosure.

         12.2 NO USE OF CONFIDENTIAL INFORMATION FOR OWN PURPOSE. During this Agreement, and for one (1) year after the termination of this Agreement, Receiving Party agrees to keep Confidential Information of Disclosing Party in confidence, and shall neither disclose it to any third party nor use the same for any purposes other than those contained in this Agreement. Notwithstanding the foregoing, Receiving Party shall have no confidentiality obligation and no use restriction with respect to any information that:

              (a) the Disclosing Party approves, by prior written consent, Receiving Party to release or disclose to any third parties;

              (b) the Receiving Party already knows, as evidenced by its written and dated records, when received from Disclosing Party;

              (c) the Receiving Party receives in good faith from a third party lawfully in possession thereof and having no similar obligation to keep such information confidential;

              (d) is or becomes publicly known to Receiving Party at or after the Receiving Party receives it from Disclosing Party through no fault of Receiving Party;

              (e) the Disclosing Party furnishes to a third party without a similar restriction;

              (f) the Receiving Party independently develops without using the Disclosing Party's Confidential Information; or

              (g) is disclosed pursuant to the requirement of a governmental agency or disclosure is required by operation of law.



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13.      INFRINGEMENT INDEMNITY.

         13.1 CAERE'S' INDEMNITY.

              (a) CAERE shall, at its own expense, defend Licensee against any third party claim, action, suit or proceeding, claiming that any Product furnished and used within the scope of this Agreement or the use, sale or other disposition thereof, infringes any U.S. copyright or U.S. patent right existing or issued as of the Effective Date. CAERE shall indemnify Licensee for all losses, damages and all reasonable expenses and costs incurred by Licensee as a result of a final judgment entered against Licensee in any such claim, action, suit or proceeding; provided that Licensee gives CAERE prompt written notice of any such claim, grants CAERE control of the defense and any settlement thereof, and reasonably cooperates with CAERE at CAERE's expense.

              (b) If the Products, in whole or in part, are or in CAERE's opinion may become, the subject of any claim, action, suit or proceeding for infringement of, or if it is judicially determined that the Products, in whole or in part, infringe any third party's U.S. copyright or U.S. patent right, or if the Product's use is enjoined, then CAERE may, at its option and expense: (1) procure for Licensee the right to continue the Product's sale and use; (2) replace or modify the Product so as not to infringe such third party's copyright or patent right while conforming, as closely as possible, to the Documentation, or (3) terminate this Agreement as to such Products. The foregoing remedial actions shall not affect the royalty rates and do not relieve CAERE from its obligations under Section 13.1(a)

         13.2 LIMITATION ON LIABILITY/EXCLUSIVE REMEDY.

              (a) CAERE will have no liability under Section 13.1 for any infringement claim based upon: (i) the use or combination of the Products with software, hardware, or other materials not provided by CAERE; (ii) components or software which were not manufactured by CAERE; (iii) the Licensed Components; and (iv) any use of an altered version of the Products.

              (b) SECTIONS 13.1 AND 13.2 STATE CAERE'S ENTIRE OBLIGATION AND LIABILITY WITH RESPECT TO ANY CLAIMS OF PATENT, COPYRIGHT OR OTHER PROPRIETARY RIGHT INFRINGEMENT.

14.      LICENSEE'S INDEMNITY.

         Licensee shall, at its own expense, defend and hold harmless CAERE against any third party claim, action, suit or proceeding alleging that any Licensee Product furnished and used within the scope of this Agreement or the use, sale or other disposition thereof, infringes any U.S. copyright or patent right existing or issued as of the Effective Date. Licensee shall indemnify CAERE for all losses, damages and all reasonable expenses and costs incurred by CAERE as a result of a final judgment entered against CAERE in any such claim, action, suit or proceeding; provided that CAERE gives Licensee prompt written notice of any such claim,



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grants Licensee control of the defense and any settlement thereof, and reasonably cooperates with Licensee at Licensee's expense.

15.      TERM.

         The term of this Agreement shall expire 24 months from the Effective Date unless terminated earlier by either party by delivering written notice (a) to the other prior to thirty (30) calendar days preceding expiration of the term of this Agreement or (b) in accordance with Section 16. This Agreement shall automatically be renewed for an additional one year term unless terminated by either party by delivering written notice to the other party at least 90 days prior to the scheduled expiration of the current term.

16.      TERMINATION.

         16.1 TERMINATION FOR CAUSE BY EITHER PARTY. Subject to Section 16.2, either party may, by written notice to the other party, terminate this Agreement upon the occurrence of any one or more of the following events:

              (a) Upon the failure of the other party to pay any monies when payable hereunder, if such default continues for five (5) business days or more after written notice to the other party;

              (b) Upon material failure of the other party to observe, keep or perform any of the covenants, terms or conditions herein (other than as provided in (a) above), if such default continues for thirty (30) days after written notice by the other party; or

              (c) If the other party ceases to function as a going concern or to conduct its operations in the normal course of business.

         16.2 TERMINATION BY CAERE. CAERE may, by written notice to Licensee, immediately terminate this Agreement upon the occurrence of any one or more of the following events:

              (a) In the event Licensee or its sublicensees, are in breach of Sections 2, 11 or 12.2 of this Agreement;

              (b) In the event Licensee or is sublicensees, fail to fully comply with any and all governmental laws and regulations pertaining to the exportation from the United States of the Products covered by this Agreement.

         16.3 EFFECT OF TERMINATION. Upon termination of expiration of this
Agreement:

              (a) All licenses and rights granted to Licensee under this Agreement shall terminate;



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              (b) Licensee shall promptly return to CAERE all marketing and selling materials, all manuals, all technical data and all other documents and copies thereof previously supplied by CAERE, except such documents as are necessary for Licensee to provide support to End Users;

              (c) Licensee shall cease using CAERE's name, trademarks and trade names and refrain thereafter from representing itself as a Licensee of CAERE;

              (d) Termination by either party under this Agreement shall not affect the sublicenses previously granted by Licensee to End Users; and

              (e) Any other rights of either party which may have accrued up to the date of such termination or expiration shall not be affected.

17.      GENERAL TERMS.

         17.1 ASSIGNMENT. Licensee may not assign this Agreement in whole or in part without CAERE's prior written consent which shall not be unreasonably withheld; provided, however, that no such consent shall be required in connection with the sale of Licensee's business by merger, reorganization, sale of assets, sale of stock or otherwise to a party that does not compete with Caere. Caere may assign this Agreement, its rights, obligations and duties under this Agreement and the Agreement will inure to the benefit of and be binding on CAERE's successors and assigns.

         17.2 RIGHT TO ENTER AGREEMENT. Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

         17.3 NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed effective when mailed by registered or certified mail, postage prepaid, and received by the party at its respective address and representative as set forth on the signature page below. Either party may change its address by written notice to the other.

         17.4 SEVERABILITY AND HEADINGS. If any of the provisions, or portions thereof, of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

         17.5 NON-WAIVER. No term or provisions hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party



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claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

         17.6 FORCE MAJEURE. If the performance of this Agreement, or any obligation hereunder, except the making of payments hereunder, is prevented, restricted or interfered with by reason of fire, flood, earthquake, acts of God, explosion or other casualty of war, labor dispute, inability to procure or obtain delivery of parts, supplies or power, violence, any law, order, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, will be excused from such performance to the extent of such prevention, restriction or interference.

         17.7 INDEPENDENT CONTRACTOR. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make either party an agent, partner, co-venturer, representative or principal of the other for any purpose, and neither party shall have any right whatsoever to incur any liability or obligation on behalf of or binding upon the other party.

         17.8 SURVIVAL. Sections 4.5, 7, 8, and 17 of this Agreement shall survive the termination of this Agreement.

         17.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, excluding its conflicts of law principles. Any suit hereunder shall be brought in the federal or state courts in Santa Clara County, California and Licensee submits to the jurisdiction thereof. The parties exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods if applicable.

         17.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including Exhibits A through E, which are hereby incorporated into and made a part of this Agreement, constitute the final, complete and exclusive entire agreement between the parties with respect to the subject matter hereof and supersedes any previous proposals, negotiations, agreements, arrangements, or warranties, whether verbal or written, made between the parties with respect to such subject matter. It is expressly understood and agreed that sales conditions of the Products as contained in orders or any other form or request submitted by Licensee to CAERE shall be subject to the provisions of this Agreement, and in no event shall the terms and conditions set forth in such order or other business form, whether it is CAERE's standard or not, be applicable to the transactions between the parties under this Agreement. This Agreement shall control over any additional or conflicting term in any of Licensee's purchase orders or other business forms. This Agreement may only be amended or modified by mutual agreement of authorized representatives of the parties in writing.

         17.11 ATTORNEY'S FEES. If any legal action is brought to construe or enforce any provision of this Agreement, the prevailing party shall be entitled to receive its attorneys' fees and court costs in addition to any other relief it may receive.

CAERE CORPORATION                          KOFAX IMAGE PRODUCTS
100 Cooper Court                           3 Jenner Street
Los Gatos, CA 95030                        Irvine, CA 92718

By:  /s/ SERGE BLANC                       By:  /s/ KEVIN DRUM
   ------------------------------             ----------------------------------

Name:  Serge Blanc                         Name:  Kevin Drum
     ----------------------------               --------------------------------
Title: VP, ADE                             Title:  VP Marketing
      ---------------------------                -------------------------------
Date:  10/1/96                             Date:  9/19/96
     ----------------------------               --------------------------------



By:  /s/ BLANCHE M. SUTTER
   ------------------------------

Name:  Blanche M. Sutter
     ----------------------------
Title: Senior VP, CFO
      ---------------------------
Date:  9/23/96
     ----------------------------

                                    EXHIBIT A

                                LICENSEE PRODUCTS

Products

Ascent Scan Station
Ascent Scan Lite
Ascent Workstation

                                    EXHIBIT B

                                    PRODUCTS

Product (Version and Platform)
------------------------------

WordScan Plus 3.0 for Windows 3.1x and Windows 95.

Other products may be added upon mutual consent of the parties.



Lanquages
---------

All languages supported by WordScan Plus 3.0 for Windows 3.1x and Windows 95.

                                    EXHIBIT C

                           SOFTWARE LICENSE AGREEMENT

               PLEASE READ CAREFULLY BEFORE OPENING THIS ENVELOPE.

THIS AGREEMENT STATES THE TERMS AND CONDITIONS UPON WHICH CAERE CORPORATION ("CAERE") OFFERS TO LICENSE THE ENCLOSED SOFTWARE ("THE SOFTWARE") TO YOU. BY OPENING THIS ENVELOPE, YOU ARE AGREEING TO BECOME BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, DO NOT OPEN THE ENVELOPE. PROMPTLY RETURN THE SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT.

The Software consists, in part, of an OCR Engine the provides OCR functionality. You acknowledge that the value of the Software in large part consists of the utility of the OCR Engine embedded therein. You further understand and acknowledge that the OCR Engine may have utility with or be able to be called by other software and/or hardware, which CAERE considers to be an unauthorized use of the OCR Engine and the Software. Accordingly, you agree that you will use the OCR Engine only as part of the Software, and not in conjunction with, as part of, or as a component of, other software and/or hardware which make calls to CAERE's OCR Engine.

         1. License. The enclosed Software and documentation ("Documentation") are licensed, not sold, to you for use only under the terms of this license, and CAERE reserves all rights not expressly granted to you. This license allows you to:

            (a) for a single-user version, install and use in a limited manner the Software for internal purposes only on a single computer (the Software is considered in use when it is installed in the temporary memory, i.e. RAM, or the permanent memory, i.e. hard drive); (b) for a multi-user version (e.g., a CAERE 10-User Pack), install and use in a limited manner the Software for internal purposes only for the number of computers or simultaneous users identified in the Documentation; (c) make one copy of the Software in machine-readable form solely for backup purposes, provided that your backup is not installed on any computer. You are only permitted to use the Software and the optical character recognition ("OCR") software engine ("OCR Engine") embedded therein as described in the Documentation provided to you.

You must reproduce on any copy all copyright notices and any other ownership, confidentiality or proprietary legends that are on the original copy of the Software. The enclosed disk may contain two system versions of the Software (a Macintosh version and a Windows version) and multiple language versions of the Software. For a single user license, you may install one system and language version of the Software on a single computer; you may not install the other versions on another computer. For a multi-user license, you may install the Software (regardless of version) only on the number of computers or for the number of simultaneous users identified in the Documentation. For example, if you have purchased a 10-user license, you may install, on up to 10 computers or for 10 simultaneous users, 7 Windows and 3 Macintosh versions in one language, or any other combination of the two system and language versions you choose that total ten copies.

         2. Restrictions: (a) You may not market, distribute or transfer copies of the Software or Documentation to others or electronically transfer the Software from one computer to another over a network except as provided for above; (b) you may not decompile, reverse engineer, disassemble or otherwise reduce the code of the Software to a human perceivable form; (c) YOU MAY NOT MODIFY, ADAPT, TRANSLATE, RENT, LEASE OR LOAN THE SOFTWARE OR DOCUMENTATION OR CREATE DERIVATIVE WORKS BASED ON THE SOFTWARE OR DOCUMENTATION; (d) The Software and Documentation are copyrighted. Unauthorized copying of the Software, including portions thereof or the written materials, is expressly forbidden; (e) You understand that CAERE may update or revise the Software and in so doing incurs no obligation to furnish such updates to you; (f) If you upgrade the Software to a higher-numbered version of the Software or to a comparable CAERE software product (including versions for different operating systems), this license is terminated and your rights shall be limited to the license associated with that product or version.

         3. Termination. This License is effective until terminated. Except for Sections 6, 7, and 8, this License shall terminate automatically upon the earlier of your breach of your obligations under the License or January 1. 2030. Upon termination, you agree that you will destroy the Software and all copies. This remedy shall be in addition to any other remedies available to CAERE.

         4. Export Control. You agree that the Software and Documentation will not be shipped, transferred or exported into any country or used in any manner prohibited by the United States Export Administration Act or any other export laws, restrictions or regulations.

         5. Government End Users. The Software is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (OCT 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (SEPT 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (JUNE 1995), all U.S. Government End Users acquire the Software and Documentation with only those rights set forth herein.

         6. Limited-Warranty. CAERE warrants that the Software and the accompanying media will perform substantially in accordance with the specification set forth in the Documentation for a period of ninety (90) days after your payment of the license fee, when properly installed on a computer for which a license is granted hereunder. CAERE does not warrant that the operation of the Software will meet your requirements or operate free from error. CAERE DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS EITHER EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY CAERE, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY AND YOU MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER LEGAL RIGHTS WHICH VARY FROM STATE TO STATE.

         7. Limited Remedies. If the Software or media fails to perform as warranted, your sole and exclusive remedy shall be to return the media to CAERE, postage prepaid, with a copy of the receipt. CAERE shall, at its option, (i) replace the Software or media with Software or media which conforms to the warranty, or (ii) correct the error. CAERE SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOST BUSINESS PROFITS, LOSS OF INFORMATION, BUSINESS INTERRUPTION, OR THE LIKE) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF CAERE OR ITS REPRESENTATIVE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

         8. Limited Liability. The liability of CAERE for any claims arising out of this License based upon the Software, regardless of the form of action, shall not exceed the license fee for the Software.

         9. General. This License shall be governed and interpreted in accordance with the laws of the State of California, USA, without giving effect to choice of law principles. This License shall not be governed by the United Nations Convention for the International Sales of Goods, the application of which is expressly excluded. This License contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements or understandings (oral or written).

If you have any questions about this License, contact CAERE at: 100 Cooper Court, Los Gatos, California 95030, USA, Attn: Contract Administrator.

                                    EXHIBIT D

                               LICENSEE ROYALTIES

ROYALTIES

         a. Licensee shall pay to CAERE the following royalties for each copy of a Product, including Products distributed with Final Product upgrades, distributed by or on behalf of Licensee during the term of this Agreement:

         Ascent Module                               Royalty
         -------------                               -------
         Scan Station                                [  *  ]
           Scan Lite                                 [  *  ]
         Workstation                                 [  *  ]

         b. Prepaid Royalties. Licensee agrees to pay [ * ] in non-refundable prepaid royalties to CAERE upon the execution of this Agreement. Such prepaid royalties are based on 25% of the total revenue forecasted to Caere based on sales of 1,000 copies sold over 12 months. Prepaid royalties shall be credited against sales of the Final Products. Additional royalties shall not accrue until the prepaid royalties have been fully credited against future sales of Final Products.

         c. "Net Selling Price" is defined as the price Licensee charges its End Users for the Final Products net of returns or allowances according to the Generally Accepted Accounting Principles (GAAP).

         d. Evaluation Copies. Licensee may distribute evaluation copies ("Evaluation Copies") to End Users without incurring a royalty provided that such Evaluation Copies are designed such that all of the software on the Evaluation Copies "times out" and becomes unusable no later than 30 days from the date of receipt of such Evaluation Copies by the End User.

*  Such portions are filed under an application for confidential treatment.

                                    EXHIBIT E

                             TRADEMARKS, TRADE NAMES

Caere(R)
WordScan(R)